Eaton Vance Corp.

2013 INCENTIVE COMPENSATION NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

October 4, 2013

as Amended and Restated on October 30, 2015 and January 16, 2019

The purpose of this 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated, (the “Incentive ESPP”) is to provide employees of Eaton Vance Corp. (the “Company”) and its subsidiaries with opportunities to apply up to fifty percent (50%) of their Non-Base Compensation (as defined below) to purchase shares of the Company’s non-voting common stock (the “Non-Voting Common Stock”) in accordance with the terms hereof. Either authorized and unissued shares of Non-Voting Common Stock or issued shares of Non-Voting Common Stock heretofore or hereafter reacquired by the Company may be issued under the Incentive ESPP. Nine hundred thousand (900,000) shares of Non-Voting Common Stock in the aggregate have been approved for this purpose, subject to any adjustment pursuant to Section 13 hereof.

1.                  Administration. The Incentive ESPP will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”) (See Exhibit A). The Board or the Committee has authority to make rules and regulations for the administration of the Incentive ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

2.                  Eligibility. Any employee of the Company or any subsidiary of the Company who receives Non-Base Compensation is eligible to elect to participate in any one or more of the offerings of Options (as defined in Section 7) to purchase Non-Voting Common Stock under the Incentive ESPP. The Company retains the discretion to determine which eligible employees may participate in an offering.

3.                  Offerings. The Company will make one or more offerings (“Offerings”) to eligible employees who elect to purchase shares of Non-Voting Common Stock under this Incentive ESPP. Offerings will begin on or about each November 16, February 16, May 16 and August 16, or the first business day thereafter (the “Offering Commencement Dates”), with the actual Offering Commencement Date for each Plan Period (as defined below) to be communicated to eligible employees no later than ten (10) days prior to such Offering Commencement Date. Each Offering Commencement Date will begin a three (3) month period (a “Plan Period”). The Board or the Committee may, at its discretion, choose a different commencement date for Offerings under the Incentive ESPP.

4.                  Participation. An eligible employee may participate in any Offering by completing and submitting an online election form with the Company’s authorized agent or otherwise completing and forwarding such other written or electronic election form approved by the Company to the employee’s appropriate payroll office, in either case, by the tenth (10th) day of the month in which the applicable Offering Commencement Date occurs and complying with such other administrative procedures as the Board or the Committee shall establish from time to time. The participating employee will elect on such election form to apply any whole percentage from a minimum of five percent (5%) to a maximum of fifty percent (50%) of the Non-Base Compensation the employee will receive during the following Plan Period (such amount, the “Elected Amount”) to purchase shares of Non-Voting Common Stock. Unless an employee withdraws from the Incentive ESPP in accordance with Section 6 hereof, the employee’s Elected Amount will remain the same for future Offerings under the Incentive ESPP as long as the Incentive ESPP remains in effect. The term “Non-Base Compensation” means any compensation other than (a) current base salary, (b) retroactive base salary, (c) overtime, (d) dividends on unvested restricted stock and (e) vacation payouts and shall include, without limitation, annual cash incentives awarded by the Company, including cash amounts paid in settlement of incentive awards under the Eaton Vance Corp. Deferred Alpha Incentive Plan (and similar incentive plans), bonuses known as pre-tax incentive bonuses and annual sales bonuses, as well as monthly cash incentive bonuses and commissions.

5.                  Interest. Interest will not be paid on any portion of any Elected Amount to be applied to the purchase of shares of Non-Voting Common Stock pursuant to the terms hereof, except to the extent that the Board or the Committee, in its sole discretion, elects to credit an employee with interest on the employee’s Elected Amount at such rate as it may from time to time determine.

6.                  Withdrawal. An employee who has elected to participate under the Incentive ESPP may withdraw his or her election to participate in an Offering by giving notice to the Company or its authorized agent at any time prior to the close of business on the tenth (10th) day prior to the applicable Exercise Date (as defined below). The portion of any Elected Amount withheld for the purchase of shares of Non-Voting Common Stock and not used for the purchase of such shares shall be returned without interest. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

7.       Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Incentive ESPP an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Non-Voting Common Stock determined by dividing the Elected Amount by Option Price.

(b) Option Price. The Option Price will be ninety percent (90%) of the lesser of the closing price of the Non-Voting Common Stock on (i) the Offering Commencement Date or (ii) the Exercise Date. The closing price shall be the closing price (for the primary trading session) on any national securities exchange on which the Non-Voting Common Stock is listed. If no sales of Non-Voting Common Stock were made on such a day, the price of the Non-Voting Common Stock shall be the reported price for the most recent previous day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Incentive ESPP on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Non-Voting Common Stock reserved for the purpose of the Incentive ESPP that his or her Elected Amount will pay for.

(d) Return of Unused Elected Amount. Any balance of the Elected Amount representing a fractional share interest will be carried forward for the following Offering unless the participating employee elects not to participate in the following Offering, in which case the balance will be returned to the participating employee without interest following the Exercise Date.

8.       Issuance of Shares. Shares of Non-Voting Common Stock purchased under the Incentive ESPP will held in book entry in an account at the brokerage firm designated by the Company, which account may be in the name of the employee or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

9.       Rights on Termination of Employment. If a participating employee's employment ends before the last business day of a Plan Period, no portion of such employee’s Elected Amount shall be taken from any pay then due and owing to the employee and the portion of any Elected Amount then held by the Company shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay any portion of the Elected Amount then held by the Company (a) to such beneficiary or beneficiaries as the employee has designated in writing during his or her lifetime to the Company (each a “Designated Beneficiary”); (b) if there is no such Designated Beneficiary, to his or her surviving spouse; (c) if none, to the executor or administrator of the employee’s estate; or (d) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

10.       Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her Non-Base Compensation shall make such employee a stockholder of the shares of Non-Voting Common Stock covered by an Option under this Incentive ESPP until he or she has purchased and received such shares.

11.       Options Not Transferable. Options under this Incentive ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

12.       Application of Funds. All funds received or held by the Company under this Incentive ESPP may be combined with other corporate funds and may be used for any corporate purpose, unless expressly forbidden under the laws of the country of domicile of a particular subsidiary.

13.       Adjustment for Changes in Non-Voting Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Non-Voting Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Incentive ESPP and (ii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b)       Reorganization Events.

(i)       Definition. A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Non-Voting Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (B) any transfer or disposition of all of the Non-Voting Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (C) any liquidation or dissolution of the Company.

(ii)       Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (A) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of the Elected Amount held by the Company as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (C) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that any portion of the participating employee’s Elected Amount held by the Company will be returned to participating employees on such date, (D) in the event of a Reorganization Event under the terms of which holders of Non-Voting Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (1) (I) the Acquisition Price times (II) the number of shares of Non-Voting Common Stock that the employee’s Elected Amount could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Non-Voting Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 7(b) hereof, and where the number of shares that could be purchased is determined in accordance with Section 7(a) hereof, minus (2) the result of multiplying such number of shares by such Option Price, (E) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (F) any combination of the foregoing.

For purposes of clause (A) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Non-Voting Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Non-Voting Common

Stock for each share of Non-Voting Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Non-Voting Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Non-Voting Common Stock as a result of the Reorganization Event.

14.       Amendments to or Termination of the Incentive ESPP. The Board may at any time, and from time to time, without notice, amend, modify, suspend or terminate this Incentive ESPP, provided however that the then-existing rights of all participating employee’s shall not be adversely affected thereby. For the avoidance of doubt, participating employees shall not be adversely affected by any amendment, modification, suspension or termination of this Incentive ESPP as long as the participating employees may receive a refund on any amounts otherwise allocable to shares of Non-Voting Common Stock not purchased.

15.       Governmental Regulations. The Company’s obligation to sell and deliver Non-Voting Common Stock under this Incentive ESPP is subject to listing on a national stock exchange (to the extent the Non-Voting Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

16.       Governing Law. The Incentive ESPP shall be governed by Maryland law except to the extent that such law is preempted by federal law.

17.       Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Non-Voting Common Stock, from shares held in the treasury of the Company, or from any other proper source.

18.       Restriction on Sale of Shares. No participating employee shall be permitted to sell any shares of Non-Voting Common Stock purchased under the Incentive ESPP until the earliest of (a) the first anniversary of the Exercise Date on which the shares were purchased; (b) the participating employee’s death; and (c) the date on which the participating employee presents proof satisfactory to the Company that he or she has either become disabled within the meaning of Section 22(e)(3) of the Code or needs such shares on account of Hardship. For purposes of the Incentive ESPP, “Hardship” shall mean an immediate and heavy financial need which may be met only by the sale of shares of Non-Voting Common Stock, as determined by the Board or Committee in accordance with nondiscriminatory standards.

19.       Withholding. Each participating employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board or Committee for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Incentive ESPP. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

20.       Effective Date. The Incentive ESPP initially took effect on October 4, 2013. It was initially approved by the Board of Directors on October 3, 2013 and approved by the Voting Stockholders on October 4, 2013. The Incentive ESPP, as amended and restated, shall take effect on January 16, 2019, the date it was approved by the Voting Stockholders; it was approved by the Board of Directors on January 10, 2019.

EXHIBIT A

Initial actions taken by the Board, and approved by the Voting Stockholders, effective October 4, 2013.

Pursuant to Section 1 of the Incentive ESPP, the Board appoints the Executive Management Committee to administer the Incentive ESPP.